Exhibit 3.4

By-laws of Bunge Limited Finance Corp.

BUNGE LIMITED FINANCE CORP.

BY-LAWS

TABLE OF CONTENTS

ARTICLE I
OFFICES

ARTICLE II
STOCKHOLDERS

ARTICLE III
BOARD OF DIRECTORS

ARTICLE IV
COMMITTEES

ARTICLE V
GENERAL COUNSEL

ARTICLE VI
OFFICERS

ARTICLE VII
RESIGNATIONS, REMOVALS AND VACANCIES

ARTICLE VIII
CAPITAL STOCK

ARTICLE IX
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

ARTICLE X
FISCAL YEAR

ARTICLE XI
MISCELLANEOUS

ARTICLE XII
AMENDMENTS

ARTICLE I

OFFICES

SECTION 1.01.  Registered Office.  The registered office of Bunge Limited Finance Corp. (the “Company”) shall be set forth in the Certificate of Incorporation, as they may be amended from time to time.

SECTION 1.02.  Other Offices.  The Company may also have an office at such other places as the Board of Directors may from time to time determine or as the business of the Company may require.  The books and records of the Company may be kept (except as otherwise provided by law) at the office of the Company in the City of White Plains, State of New York, or at such other places as from time to time may be determined by the Board of Directors.

ARTICLE II

STOCKHOLDERS

SECTION 2.01.  Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or outside the State of Delaware as shall be designated by the Board of Directors.  In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Company.

SECTION 2.02.  Annual Meeting. An annual meeting of stockholders shall be held for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.  The date of the annual meeting shall be determined by the Board of Directors.

SECTION 2.03.  Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the President and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

SECTION 2.04.  Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.  The notice of any special meeting of stockholders shall state the purpose for which the meeting is called.

SECTION 2.05.  Quorum.  At any meeting of the stockholders, the holders of a majority of the common stock issued and outstanding, present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of the common stock present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.06.  Organization.  The Chairman of the Board of Directors, if elected, or, if not elected or not present, the President, shall call to order meetings of the stockholders and shall act as chairman of such meetings.  The Board of Directors or the stockholders may appoint any stockholder or any director or officer of the Company to act as chairman of any meeting in the absence of the Chairman of the Board and the President.

The Secretary of the Company shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

SECTION 2.07.  Proxies and Voting. At all meetings of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting.  When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 2.08.  Ratification.  Any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of the Company or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, non-disclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of common stock, and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized and said approval, ratification or confirmation shall be binding upon the Company and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

SECTION 2.09.  Consent in Lieu of Meeting.  Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the statutes or of the Certificate of Incorporation, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.01.  Number, Term of Office, and Eligibility.  Except as provided by the laws of the State of Delaware or by the Certificate of Incorporation, the business and the property of the Company shall be managed and controlled by a Board of not less than five nor more than seven directors, the exact number to be fixed from time to time by resolution of the Board of Directors or of the stockholders, each director to be elected annually by ballot by the holders of common stock at the annual meeting of the stockholders, to serve until his successor shall have been elected and shall have qualified, except as provided in this Section.  Two directors shall at all times be an “independent director” pursuant to ARTICLE FOUR of the Certificate of Incorporation.  Directors need not be stockholders of the Company.

SECTION 3.02.  Meetings.  The directors may hold their meetings, both regular and special, outside of the State of Delaware at such place as from time to time they may determine.

The annual meeting of the Board of Directors, for the election of executive officers and the transaction of such other business as may come before the meeting, shall be held at the same place as, and immediately following, the annual meeting of the stockholders, and no notice thereof shall be required to be given to the directors.

Other regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by the Board.

Special meetings of the Board of Directors may be called by the President.  Special meetings shall be called by the Secretary on the written request of any Director.

SECTION 3.03.  Notice of Meetings. Written or verbal notice to each Director of each special meeting stating the place, date, time and purposes of such meeting shall be given not less than two (2) hours nor more then ten (10) days before the time of the meeting.  No notice of regular meetings need be given.

SECTION 3.04.  Quorum and Organization of Meetings.  At all meetings of the Board of Directors a majority of the total number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors.  If a Chairman of the Board is not elected or, if elected, is not present, the President or, in the absence of the President, a Vice Chairman (who is also a member of the Board of Directors and, if more than one (1), in the order designated by the Board of Directors or, in the absence of such designation, in the order of their election), if any, or if no such Vice Chairman is present, a Director chosen by a majority of the Directors present, shall act as chairman at meetings of the Board of Directors.

SECTION 3.05.  Powers.  In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors shall have and may exercise all such powers of the Company and do all such lawful acts and things that are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders, subject however, to any limitations on the business or purposes of the Company set forth in the Certificate of Incorporation.

SECTION 3.06.  Reliance Upon Books, Reports and Records.  Each director, each member of any committee designated by the Board of Directors and each officer, in the performance of his duties, shall be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Company.

SECTION 3.07.  Compensation of Directors.  Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, services as members of committees of the directors; provided, however,  that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES

SECTION 4.01.  Committees of the Board of Directors.  The Board of Directors may from time to time establish standing committees or special committees of the Board of Directors, each of which shall have such powers and functions as may be delegated to it by the Board of Directors; provided, however, that the committee may not take any action requiring the consent of the Independent Directors (as set forth in the Certificate of Incorporation) without the consent of such Independent Directors.  The Board of Directors may abolish any committee established by or pursuant to this Section 4.01 as it may deem advisable.  Each such committee shall consist of two or more directors, the exact number being determined from time to time by the Board of Directors.  Designations of the chairman and members of each such committee and, if desired, alternates for members, shall be made by the Board of Directors.

SECTION 4.02.  Rules and Procedures.  Each committee may fix its own rules and procedures and shall meet at such times and places as may be provided by such rules, by resolution of the committee, or by call of the chairman.  Notice of meeting of each committee, other than of regular meetings provided for by its rules or resolutions, shall be given to committee members.  The presence of a majority of the members of the Executive Committee  shall constitute a quorum of any committee, and all questions shall be decided by a majority vote of the members present at the meeting.  All action taken at each committee meeting shall be recorded in minutes of the meeting.

ARTICLE V

GENERAL COUNSEL

The Company may have a General Counsel who shall be appointed by the Board of Directors and who shall have general supervision of all matters of a legal nature concerning the Company.

ARTICLE VI

OFFICERS

SECTION 6.01.  Officers. The officers of the Company shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer.  The Board of Directors may also elect a Chairman of the Board, one (1) or more Vice Chairmen, one (1) or more Vice Presidents, one (1) or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem appropriate.  Any number of offices may be held by the same person.

SECTION 6.02.  Term of Office.  The officers of the Company shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.  Any vacancy occurring in any office of the Company required by this Article shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.  Each such successor shall hold office for the unexpired term, until his successor is elected and qualified or until he sooner dies, resigns, is removed or becomes disqualified.

SECTION 6.03.  The Chairman of the Board of Directors. The Chairman of the Board, when elected, shall be the Chief Executive Officer of the Company and, as such, shall have general supervision, direction and control of the business and affairs of the Company, subject to the control of the Board of Directors, shall preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive of a business corporation or as may be prescribed by the Board of Directors.

SECTION 6.04.  The President.  During any period when there shall be an office of Chairman of the Board, the President shall be the Chief Operating Officer of the Company and shall have such functions, authority and duties as may be prescribed by the Board of

Directors or the Chairman of the Board.  During any period when there shall not be an office of Chairman of the Board, the President shall be the Chief Executive Officer of the Company and, as such, shall have the functions, authority and duties provided for the Chairman of the Board when there is an office of Chairman of the Board.

SECTION 6.05.  The Vice Presidents.  The Vice President shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President.

SECTION 6.06.  Treasurer and Assistant Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Company.  The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President.

The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

SECTION 6.07.  Secretary and Assistant Secretary.  The Secretary shall keep a record of all proceedings of the stockholders of the Company and of the Board of Directors, and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President.  The Secretary shall have custody of the corporate seal of the Company and the Secretary, or in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest such affixing of the seal.

The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary.

SECTION 6.08.  Salaries.  Salaries of officers, agents or employees shall be fixed from time to time by the Board of Directors or by such committee or committees, or person or persons, if any, to whom such power shall have been delegated by the Board of Directors.  Any employment contract, whether with an officer, agent or employee if expressly approved or specifically authorized by the Board of Directors, may fix a term of employment thereunder, and such contract, if so approved or authorized, shall be valid and binding upon the Company in accordance with the terms thereof, provided that this provision shall not limit or restrict in any way the right of the Company at any time to remove from office, discharge or terminate the employment of any such officer, agent or employee prior to the expiration of the term of employment under any such contract, except that the Company shall not thereby be relieved of any continuing liability for salary or other compensation provided for in such contract.

ARTICLE VII

RESIGNATIONS, REMOVALS AND VACANCIES

SECTION 7.01.  Resignations.  Any director, officer or agent of the Company, or any member of any committee may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board of Directors or to the Secretary of the Company.  Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, then upon receipt thereof.  The acceptance of such resignation shall not be necessary to make it effective.

SECTION 7.02.  Removals.  At any meeting thereof called for the purpose, the holders of two-thirds of the common stock may remove from office or terminate the employment of any director, officer or agent with or without cause; and the Board of Directors, by vote of not less than a majority of the entire Board of Directors at any meeting thereof called for the purpose, may, at any time, remove from office or terminate the employment of any officer, agent or member of any committee.

SECTION 7.03.  Vacancies.  Subject to Section 3.01, any vacancy in the office of any director, officer or agent through death, resignation, removal, disqualification, increase in the number of directors or other cause may be filled by the Board of Directors (in the case of vacancies in the Board, by the affirmative vote of a majority of the directors then in office, even though less than a quorum remains) or by the stockholders, and the person so elected shall hold office until his successor shall have been elected and shall have qualified.

ARTICLE VIII

CAPITAL STOCK

SECTION 8.01.  Certificates for Shares.  The shares of the Company shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Company’s stock shall be uncertificated shares. Certificates of stock in the Company, if any, shall be signed by or in the name of the Company by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company.  Where a certificate is countersigned by a transfer agent, other than the Company or an employee of the Company, or by a registrar, the signatures of the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Company with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

SECTION 8.02.  Transfer.  Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Company to the person entitled thereto, cancel the old certificate and record the transaction on its books.

SECTION 8.03.  Replacement.  In case of the loss, destruction or theft of a certificate for any stock of the Company, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Company may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe.  The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Company a bond, in such sum and in such form and with such surety of sureties as it may direct, to indemnify the Company against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

ARTICLE IX

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 9.01.  Execution of Contracts.  Except as otherwise provided by law or in the By-Laws, all contracts or other instruments, authorized by the Board of Directors either generally or particularly, may be executed and delivered in the name of and on behalf of the Company by the Chairman of the Board of Directors, the President or any Vice President.  The

Board of Directors, however, may authorize any other officer or officers, agent or agents, in the name of and on behalf of the Company, to enter into any contract or to execute and deliver any instrument, and such authority may be general or confined to particular instances unless authorized by the Board of Directors or expressly authorized by the By-Laws, no officer, employee or agent shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

SECTION 9.02.  Indebtedness.  No borrowings shall be contracted on behalf of the Company and no negotiable paper in evidence thereof shall be issued in its name unless authorized by resolution of the Board of Directors.  When authorized by the Board of Directors so to do, any officer or agent of the Company thereunto authorized may effect loans and advances at any time for the Company from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other certificates or evidences of indebtedness of the Company and, when authorized so to do, may pledge, hypothecate or transfer any securities or other property of the Company as security for any such loans or advances.  Such authority may be general or confined to particular instances.

SECTION 9.03.  Checks, Drafts, Etc.  All checks, drafts, and other orders for the payment of moneys out of the funds of the Company shall be signed on behalf of the Company in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 9.04.  Deposits.  All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Company to whom such power from time to time may be delegated by the Board; and, for the purpose of such deposit, the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any other officer or agent or employee of the Company to whom such power may be delegated by the Board or by any person designated by the Board to delegate such authority may endorse, assign and deliver checks, drafts and other orders for the payment of moneys which are payable to the order of the Company.

ARTICLE X

FISCAL YEAR

The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01.  Waiver of Notice.  Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

SECTION 11.02.  Voting Upon Stocks.  The Board of Directors (whose authorization in this connection shall be necessary in all cases) may from time to time appoint an attorney or attorneys or agent or agents of the Company, or may at any time or from time to time authorize the Chairman of the Board of Directors, the President, any Vice President, the Treasurer or the Secretary to appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of the stock or securities of which may be held by the Company, at meetings of the holders of the stock or other securities of such other corporation or association, or to consent in writing to any action by any such other corporation or association, and the Board of Directors or any aforesaid officer so authorized may instruct the person or persons so appointed as to the manner of counting such votes or giving such consent, and the Board of Directors or any aforesaid officer so authorized may from time to time authorize the execution and delivery, on behalf of the Company and under its corporate seal or otherwise, of such written proxies, consents, waivers or other instruments as may be deemed necessary or proper in the premises.

ARTICLE XII

AMENDMENTS

The Board of Directors shall have power to make, alter, amend or repeal the By-Laws of the Company by vote of not less than a majority of the entire Board at any meeting of the Board and the holders of common stock shall have power to make, alter, amend or repeal the By-Laws at any regular or special meeting, if the substance of such amendment be contained in the notice of such meeting of the Board, or of such meeting of stockholders, as the case may be.